UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 16, 2013

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 — REGULATION FD DISCLOSURE

On December 16, 2013, ImmunoGen, Inc. (referred to as “we,” “us” or the “Company”) entered into a license agreement with sanofi-aventis U.S. LLC (“Sanofi”) granting Sanofi rights to use our maytansinoid-based antibody-drug conjugate (ADC) technology to develop and commercialize products directed to a specific antigen target on an exclusive basis. Sanofi took this development and commercialization license pursuant to the terms of an existing right-to-test agreement entered into by the Company and Sanofi in 2006, and it is the first such license taken under that agreement.

In accordance with the terms of the right-to-test agreement, execution of the license agreement entitles us to receive an exercise fee of $2,000,000. We are also entitled to receive up to a total of $30,000,000 in development and regulatory milestone payments under the license agreement, as well as royalties on the commercial sales of any resulting products.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: December 17, 2013	/s/ Daniel M. Junius

Daniel M. Junius
President and Chief Executive Officer